Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "ACCEL ENERGY GROUP INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2005.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

3940617 8300

050538744

AUTHENTICATION: 3986500

DATE: 06-28-05

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is **HIREL HOLDINGS, INC.**

- **Second:** Its registered office in the State of Delaware is to be located at 3422 Old Capitol Trail, Suite 700, Wilmington, New Castle County, Delaware 19808. The registered agent in charge thereof is Delaware Business Incorporators, Inc.

- **Third:** The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The amount of the total stock of this corporation is authorized to issue is 100,000,000 shares with a par value of $.001 per share.

- **Fifth:** The name and mailing address of the incorporator are as follows:

  Raj S. Nanvaan
  72-11 Austin Street, Suite 288
  Forest Hills, NY 11375

I, the undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 15th day of March, A.D. 2005.

BY: ______________________
Raj S. Nanvaan

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:37 PM 03/15/2005
FILED 02:37 PM 03/15/2005
SRV 050213270 - 3940617 FILE

@001
State of Delaware
Secretary of State
Division of Corporations
Delivered 02:03 PM 04/19/2005
FILED 02:03 PM 04/19/2005
SRV 050314963 - 3940617 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

HIREL HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law (the "GCL") of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendments of the Certificate of Incorporation of said Corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said Corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows: "The name of the Corporation is ACCEL ENERGY GROUP INC."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said Corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendments.

THIRD: That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said Corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an Authorized Officer, this 19th day of April, 2005.

By: ____________________
Raj S. Nanvaan
President

CONSENT OF THE BOARD OF DIRECTORS
OF
ACCEL ENERGY GROUP INC.

The undersigned, being all of the members of the Board of Directors of ACCEL ENERGY GROUP INC. (the "Corporation"), pursuant to Article 141 of the General Corporate Law ("GCL") of the State of Delaware, hereby consent to the adoption of the Board of Directors of the Corporation of the following resolutions and to the action authorized in such resolutions being taken by the Board of Directors in lieu of a meeting thereof:

RESOLVED, that Anthony Chirico is hereby elected to serve as a member of the Board of Directors of the Corporation.

RESOLVED, that Anthony Chirico is hereby elected to serve as President and Secretary of the Corporation.

RESOLVED, that Richard S. Lupton hereby resigns as President and Secretary and as a member of the Board of Directors of the Corporation effective immediately.

This action is taken by written consent in lieu of a meeting of the Corporation's directors, and the action taken hereby shall be the official action of the Board of Directors as if taken at a regular meeting of the Board of Directors, duly noticed. By their signatures hereon, the directors hereby waive any requirement of notice and consent to the resolutions contained herein.

Richard S. Lupton

Date: May 14, 2005

CONSENT OF THE BOARD OF DIRECTORS
OF
ACCEL ENERGY GROUP INC.

The undersigned, being all of the members of the Board of Directors of ACCEL ENERGY GROUP INC. (the "Corporation"), pursuant to Article 141 of the General Corporate Law ("GCL") of the State of Delaware, hereby consent to the adoption of the Board of Directors of the Corporation of the following resolutions and to the action authorized in such resolutions being taken by the Board of Directors in lieu of a meeting thereof:

RESOLVED, that the Corporation hereby approves the issuance of 48,000,000 restricted shares of the Corporation's Common Stock (the "Restricted Shares") to Anthony Chirico whose address is 105 Elm Street #402, Old Saybrook, CT 06475, USA;

RESOLVED, that the officers of the Corporation are hereby authorized to execute and deliver any documents to the Corporation's duly authorized transfer agent, Manhattan Transfer Registrar Co. (the "Transfer Agent"), to effect the foregoing resolutions;

This action is taken by written consent in lieu of a meeting of the Corporation's directors, and the action taken hereby shall be the official action of the Board of Directors as if taken at a regular meeting of the Board of Directors, duly noticed. By their signatures hereon, the directors hereby waive any requirement of notice and consent to the resolutions contained herein.

Richard S. Lupton

Date: April 9, 2005